UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 1, 2013

(Date of earliest event reported)

Callidus Software Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50463	77-0438629
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

6200 Stoneridge Mall Road, Suite 500, Pleasanton, CA 94588

(Address of principal executive offices) (Zip Code)

(925) 251-2200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Callidus Software Inc., doing business as CallidusCloud (the “Company” and “CallidusCloud”), a leading provider of sales and marketing effectiveness software, believes that social media and other Internet sources of information represent important communication channels for information about the Company.  Accordingly, the Company intends to use social media and other Internet channels to disseminate information about the Company, including information that could be deemed to constitute material non-public information.  As a result, in addition to the Investor Relations section on the Company’s website (http://www.calliduscloud.com/about-us/investor-relations/), filings made with the Securities and Exchange Commission, press releases issued by the Company, and public webcasts and conference calls, CallidusCloud intends to use various social media and other Internet channels to disseminate information in compliance with Regulation FD, including but not limited to information about: general business developments; financial performance; solutions and application offerings; research, development and other technical updates; relationships with customers, platform providers and other partners; and market and industry developments.  CallidusCloud intends to use the following social media and other Internet channels for the dissemination of such information:

CallidusCloud’s Blog: www.calliduscloud.com/salespulse
CallidusCloud’s LinkedIn Page: www.linkedin.com/company/calliduscloud
CallidusCloud’s Facebook Page: www.facebook.com/callidussoftware
CallidusCloud’s Twitter Feed: www.twitter.com/CallidusCloud

CallidusCloud’s Investor Relations Twitter Feed: www.twitter.com/CallidusCloudIR
CallidusCloud’s Company Website: www.calliduscloud.com

CallidusCloud invites its current and potential investors, the media and others interested in CallidusCloud to visit these sources for information related to the Company.  The above list of social media and Internet channels may be updated from time to time on CallidusCloud’s Investor Relations webpage and/or filings made with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLIDUS SOFTWARE, INC.

Date: July 3, 2013	By:	/s/ Bob L. Corey
Bob L. Corey
Senior Vice President, Chief Financial Officer